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Exhibit 4.2

PCOM AG
Mainz

WKN:

Form of Global Certificate

for
                bearer shares (without par value)
No.         —
with profit entitlement from January 1, 2001

    The holder of this global certificate is a shareholder in PCOM AG in Mainz in accordance with its Articles of Association with               (              ) no par value shares.

     Mainz,              2001

     PCOM AG

     Supervisory Board                Management Board

do not execute	do not execute	do not execute
(Chairman)	(Chairman)	(Member)
Control Signature:

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Exhibit 4.2